Exhibit 99.1

The Timken Company
Media Contact: Lorrie Paul Crum
Manager — Global Media and Strategic Communications
Mail Code: GNW-37
1835 Dueber Avenue, S.W.
Canton, OH 44706 U.S.A.
Telephone: (330) 471-3514
Mobile: (330) 224-5021
lorrie.crum@timken.com
Investor Contact: Steve Tschiegg
Director — Capital Markets and Investor
Relations
Mail Code: GNE-26
1835 Dueber Avenue, S.W.
Canton, OH 44706 U.S.A.
Telephone: (330) 471-7446
steve.tschiegg@timken.com

For Additional Information:
www.timken.com/media
www.timken.com/investors
NEWS RELEASE
Timken Reports Third-Quarter Results
•	Cost controls and working-capital management drive third-quarter earnings and cash flow

•	Company increases full-year earnings estimate

•	Needle Roller Bearings business sale on track for year-end completion
     CANTON, Ohio: Oct. 29, 2009 — The Timken Company (NYSE: TKR) today reported sales of $763.6 million for the third quarter of 2009, a decrease of 43 percent over the same period a year ago. The sales decline reflects weaker demand in many of the company’s end markets and lower surcharges, partially offset by improved pricing. Sales for all periods exclude the results of the Needle Roller Bearings business, accounted for as “discontinued operations.”
     The company incurred a third-quarter loss of $50.1 million, or $0.52 per share, including a loss of $30.8 million, or $0.32 per share, from the Needle Roller Bearings business. The company’s continuing operations incurred a loss of $19.3 million, or $0.20 per share, in the third quarter, compared with income of $123.9 million, or $1.28 per diluted share, a year ago.
     Excluding special items, net income was $5.2 million, or $0.05 per share, for the third quarter, including a loss of $2.3 million, or $0.03 per share, from discontinued operations. Income from the company’s continuing operations for the third quarter was $7.9 million, or $0.08 per share, excluding special items, compared with $130.3 million, or $1.34 per diluted share, in the prior year. Earnings reflect lower sales volume and manufacturing utilization, reduced surcharges and lower LIFO (last-in, first-out accounting) income. These items were partially offset by cost reductions, improved pricing and lower material costs compared with a year ago.

     Special items, net of tax, in the third quarter of 2009 amounted to $55.4 million of expense, compared with $5.5 million in the same period last year. Special items in the third quarter of 2009 included manufacturing rationalization, impairment and restructuring charges, the largest being a $25.1-million impairment, net of tax, associated with the pending sale of the Needle Roller Bearings business.
     Table 1: Third-Quarter 2009 Earnings Per Share

	As Reported	Adjusted (a)
Continuing Operations	$(0.20)	$0.08
Discontinued Operations	(0.32)	(0.03)

Total Earnings Per Share	$(0.52)	$0.05

(a):	“Adjusted” earnings per share exclude the impact of impairment and restructuring, manufacturing rationalization/reorganization and special charges and credits.
     “This quarter’s performance is more about how we’re managing the business than a shift in marketplace trends,” said James W. Griffith, Timken president and chief executive officer. “Without the benefit of improved volume, we’re yielding better results from structural changes we’ve made, in part from our Project O.N.E. and portfolio management initiatives.”
     In recent months, the company also:
•	Signed an agreement to sell the assets of its Needle Roller Bearings business to JTEKT Corporation, for which Timken will receive approximately $330 million, subject to certain closing conditions;

•	Announced plans to streamline its distribution footprint by consolidating its Ohio and South Carolina distribution centers into a new facility;

•	Entered into a three-year, $500-million unsecured Senior Credit Facility, replacing a previous facility set to expire in June 2010;

•	Completed a $250-million public offering of 6.00% unsecured Senior Notes due 2014, proceeds of which will be used to repay the company’s 5.75% notes due February 15, 2010;

•	Expanded its ability to offer engineered steel solutions in Asia through collaboration with Daido Steel Co. Ltd.; and
The Timken Company

•	Reached a tentative four-year labor agreement with the United Steelworkers union, covering approximately 2,300 associates in Canton, Ohio.
     The company continues to maintain a strong balance sheet with ample liquidity. Total debt was $800.9 million as of Sept. 30, 2009, or 33.5 percent of capital. Net debt at Sept. 30, 2009, was $169.9 million, or 9.6 percent of capital, compared with $490.5 million, or 22.8 percent, as of Dec. 31, 2008. During the quarter the company generated cash from operating activities of $170.9 million, driven primarily by inventory reductions.
Nine Months’ Results
     For the first nine months of 2009, sales were $2.37 billion, a decrease of 40 percent from the same period in 2008. The company incurred a loss of $0.56 per share from continuing operations for the first nine months of 2009, compared with earnings of $2.87 per diluted share last year. Special items, net of tax, in the first nine months of 2009 totaled $81.4 million of expense, compared with $3.0 million in the prior-year period. Special items in 2009 primarily reflect impairment and severance charges, while prior-year special items included a gain on a real estate divestment associated with a prior plant closure, offset by charges related to restructuring, rationalization and impairment. Excluding special items, year-to-date income from continuing operations was $0.22 per diluted share, versus earnings of $2.91 per diluted share in the same period last year. During the first nine months of 2009, the company was affected by weaker demand across most of its end markets, partially offset by pricing and cost-reduction initiatives.
     Table 2: Nine Months’ 2009 Earnings Per Share

	As Reported	Adjusted (a)
Continuing Operations	$(0.56)	$0.22
Discontinued Operations	(0.62)	(0.31)

Total Earnings Per Share	$(1.18)	$(0.09)

(a):	“Adjusted” earnings per share exclude the impact of impairment and restructuring, manufacturing rationalization/reorganization and special charges and credits.
The Timken Company

The following business results reflect continuing operations, excluding special items:
Bearings and Power Transmission Group Results
     The Bearings and Power Transmission Group had third-quarter sales of $614.8 million, down 28 percent from $849.1 million for the same period last year. Earnings before interest and taxes (EBIT) for the third quarter were $48.9 million, down 47 percent from $91.8 million in the third quarter of 2008.
     For the first nine months of 2009, Bearings and Power Transmission Group sales were $1.86 billion, down 28 percent from the same period a year ago. EBIT for the first nine months of 2009 was $150.0 million, or 8.1 percent of sales, compared with EBIT of $248.4 million, or 9.6 percent of sales, in the first nine months of 2008.
Mobile Industries Segment Results
     In the third quarter, Mobile Industries sales were $327.6 million, a decrease of 23 percent from $426.5 million for the same period a year ago. The sales decline was driven by weaker demand in the off-highway, heavy-truck and rail market sectors, partially offset by favorable pricing. Light-vehicle demand was up slightly compared with a year ago, driven by the emergence of automotive customers from bankruptcy and consumer stimulus programs, which accelerated demand during the quarter.
     Third-quarter EBIT was $13.7 million, an increase of 58 percent from $8.7 million for the same period a year ago. The benefits from cost reduction initiatives and pricing were partially offset by the impact of lower global demand and underutilized capacity.
     For the first nine months of 2009, Mobile Industries sales of $920.4 million were down 34 percent from the same period a year ago. EBIT for the first nine months was a loss of $0.6 million, or 0.1 percent of sales, compared with EBIT of $43.4 million, or 3.1 percent of sales, in the first nine months of 2008.
Process Industries Segment Results
     Process Industries had third-quarter sales of $187.0 million, down 41 percent from $317.9 million for the same period a year ago. Lower demand across most
The Timken Company

industrial market sectors more than offset favorable pricing. Sales declines were significant in both original equipment and distribution channels.
     Third-quarter EBIT was $16.1 million, down 78 percent from $73.3 million in the same period a year ago. Lower EBIT primarily resulted from volume, partially offset by pricing and cost reduction initiatives.
     For the first nine months of 2009, Process Industries sales were $619.1 million, down 31 percent from the same period a year ago. EBIT for the first nine months was $94.6 million, or 15.3 percent of sales, compared with EBIT of $180.9 million, or 20.2 percent of sales, in the same period a year ago.
Aerospace and Defense Segment Results
     Aerospace and Defense had third-quarter sales of $100.3 million, down 4 percent from $104.7 million for the same period last year. The decrease was driven by reduced demand across commercial and civil aerospace markets, partially offset by pricing and acquisitions.
     Third-quarter EBIT was $19.1 million, up 95 percent from $9.8 million in the same period a year ago. Performance benefited primarily from cost-reduction initiatives and pricing.
     For the first nine months of 2009, Aerospace and Defense sales were $318.8 million, up 5 percent from the same period a year ago. The EXTEX acquisition accounted for approximately one-half of the sales increase. EBIT for the first nine months of 2009 was $56.0 million, or 17.6 percent of sales, compared with EBIT of $24.0 million, or 8.0 percent of sales, in the first nine months of 2008.
Steel Group Results
     Sales for the Steel Group, including inter-group sales, were $157.9 million during the third quarter, a decrease of 71 percent from $536.5 million for the same period last year, with 53 percent fewer shipped tons. The greatest market declines were from the industrial and energy sectors, while light vehicle demand was up slightly compared with a year ago due to consumer stimulus programs in the U.S. Surcharges declined approximately $215 million from the third quarter last year.
The Timken Company

     The Steel Group incurred an EBIT loss of $20.3 million compared with EBIT of $133.8 million for the same period a year ago. The decline primarily resulted from lower demand and underutilization of manufacturing capacity, which affected EBIT by roughly $100 million. The remaining decline in EBIT resulted from lower surcharges and reduced LIFO income, partially offset by favorable material and energy costs and cost-reduction actions.
     For the first nine months of 2009, Steel Group sales were $541.4 million, down 63 percent from the same period a year ago. Year-to-date, the Steel Group incurred an EBIT loss of $60.4 million, or 11.2 percent of sales, compared with EBIT of $267.5 million, or 18.1 percent of sales in the same period last year.
Outlook
     Timken’s sales for the full year 2009, excluding discontinued operations, are expected to be down approximately 35 to 40 percent from the prior year, principally due to weak end-market demand. Mobile Industries sales are expected to be down approximately 30 to 35 percent for the year, driven by lower North American light-vehicle production, and significant declines in heavy-truck builds in North America and Europe. Process Industries sales are expected to be down by about 30 to 35 percent in 2009, with broad-based volume declines in most end markets, especially heavy industrial equipment. Sales in the Aerospace and Defense segment are expected to be up modestly for 2009, driven by a strong defense sector, offsetting softer commercial and civil sectors. Steel Group sales are expected to decline approximately 60 to 65 percent for the year due to lower demand across all market sectors and reduced surcharges.
     The company is raising its full-year earnings estimate (including discontinued operations and excluding special items), to a loss of $(0.10) to $(0.30) per share, compared with its prior estimate of a loss of $(0.40) to $(0.90) per share. The company expects to deliver strong free cash flow in 2009, driven by effective working capital management and reduced spending.
The Timken Company

Conference Call Information
     The company will host a conference call for investors and analysts today to discuss financial results.

Conference Call:	Thursday, Oct. 29, 2009 11:00 a.m. Eastern Time

All Callers:	Live Dial-In: 800-344-0593 or 706-634-0975 (Call in 10 minutes prior to be included.) Conference ID: 68492845

Replay Dial-In through Nov. 6, 2009:
800-642-1687 or 706-645-9291

Live Webcast:	www.timken.com/investors
About The Timken Company
     The Timken Company keeps the world turning, with innovative friction management and power transmission products and services, enabling our customers’ machinery to perform more efficiently and reliably. With sales of $5.7 billion in 2008 and operations in 26 countries, Timken is Where You Turn™ for better performance.
     Certain statements in this news release (including statements regarding the company’s forecasts, estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company’s future financial performance and timing of the closing of the Needle Roller Bearings transaction, including information under the heading “Outlook”, are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company’s financial statements for the third quarter of 2009; the inability to complete the sale of the Needle Roller Bearings business due to either the failure to satisfy any condition to the closing of the transaction, including receipt of regulatory approval, or the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the company’s ability to respond to the changes in its end markets that could affect demand for the company’s products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company’s customers, including any disruptions or bankruptcies in the automotive industry which may have an impact on the company’s revenues, earnings and impairment charges; fluctuations in raw-material and energy costs and their impact on the operation of the company’s surcharge mechanisms; the impact of the company’s last-in first-out accounting; continued weakness in global economic conditions and financial markets; changes in the expected costs associated with product warranty claims; the inability to obtain the union members’ ratification of the tentative agreement covering the company’s associates at the Canton area manufacturing facilities; the impact on operations of general economic conditions, higher or lower raw-material and energy costs, fluctuations in customer demand, and the company’s ability to achieve the benefits of its future and ongoing programs and initiatives, including, without limitation, the initiative to reduce its employment levels and other costs, the implementation of its Mobile Industries Segment restructuring program and initiatives and the rationalization of the company’s Canton bearing operations. These and additional factors are described in greater detail in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2008, page 44 and in the company’s Form 10-Q for the quarter ended June 30, 2009. The company undertakes no obligation to update or revise any forward-looking statement.
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The Timken Company

(Unaudited)
CONDENSED CONSOLIDATED STATEMENT OF INCOME

	AS REPORTED				ADJUSTED (1)
			Nine Months	Nine Months			Nine Months	Nine Months
(Dollars in thousands, except share data)	Q3 2009	Q3 2008	2009	2008	Q3 2009	Q3 2008	2009	2008

Net sales	$763,644	$1,336,352	$2,367,021	$3,942,848	$763,644	$1,336,352	$2,367,021	$3,942,848
Cost of products sold	633,122	954,490	1,953,883	2,967,057	633,122	954,490	1,953,883	2,967,057
Manufacturing rationalization / reorganization expenses — cost of products sold	960	322	3,590	1,760	—	—	—	—

Gross Profit	$129,562	$381,540	$409,548	$974,031	$130,522	$381,862	$413,138	$975,791
Selling, administrative & general expenses (SG&A)	106,716	176,861	357,061	515,881	106,716	176,861	357,061	515,881
Manufacturing rationalization / reorganization expenses — SG&A	528	(370)	1,638	1,687	—	—	—	—
Impairment and restructuring	19,613	2,379	84,074	7,442	—	—	—	—

Operating (Loss) Income	$2,705	$202,670	$(33,225)	$449,021	$23,806	$205,001	$56,077	$459,910
Other income (expense)	(1,932)	555	3,927	(4,167)	(1,932)	555	3,927	(4,167)
Special items — other income	(2,587)	(558)	(608)	19,987	—	—	—	—

(Loss) Earnings Before Interest and Taxes (EBIT) (2)	$(1,814)	$202,667	$(29,906)	$464,841	$21,874	$205,556	$60,004	$455,743
Interest expense, net	(9,971)	(9,575)	(25,934)	(29,081)	(9,971)	(9,575)	(25,934)	(29,081)

(Loss) Income From Continuing Operations Before Income Taxes	(11,785)	193,092	(55,840)	435,760	11,903	195,981	34,070	426,662
Provision (benefit) for income taxes	7,116	68,121	2,900	155,078	3,987	65,654	11,413	142,932

(Loss) Income From Continuing Operations	$(18,901)	$124,971	$(58,740)	$280,682	$7,916	$130,327	$22,657	$283,730
(Loss) Income from discontinued operations net of income taxes (3)	(30,803)	6,539	(59,912)	26,099	(2,250)	6,595	(29,630)	26,325

Net (Loss) Income	$(49,704)	$131,510	$(118,652)	$306,781	$5,666	$136,922	$(6,973)	$310,055
Less: Net Income (Loss) Attributable to Noncontrolling Interest	424	1,097	(4,877)	2,960	425	1,097	1,272	2,960

Net (Loss) Income Attributable to The Timken Company	$(50,128)	$130,413	$(113,775)	$303,821	$5,241	$135,825	$(8,245)	$307,095

Net Income per Common Share Attributable to The Timken Company Common Shareholders:
(Loss) Earnings Per Share — Continuing Operations	$(0.20)	$1.28	$(0.56)	$2.89	$0.08	$1.34	$0.22	$2.92
(Loss) Earnings Per Share — Discontinued Operations	(0.32)	0.07	(0.62)	0.27	(0.03)	0.07	(0.31)	0.27

Earnings Per Share	$(0.52)	$1.35	$(1.18)	$3.16	$0.05	$1.41	$(0.09)	$3.19

Diluted (Loss) Earnings Per Share — Continuing Operations	$(0.20)	$1.28	$(0.56)	$2.87	$0.08	$1.34	$0.22	$2.91
Diluted (Loss) Earnings Per Share — Discontinued Operations	(0.32)	0.07	(0.62)	0.27	(0.03)	0.06	(0.31)	0.27

Earnings Per Share	$(0.52)	$1.35	$(1.18)	$3.14	$0.05	$1.40	$(0.09)	$3.18

Average Shares Outstanding	96,176,091	95,878,978	96,111,847	95,574,420	96,176,091	95,878,978	96,111,847	95,574,420
Average Shares Outstanding — assuming dilution	96,176,091	96,103,130	96,111,847	95,968,659	96,176,091	96,103,130	96,111,847	95,968,659

BUSINESS SEGMENTS

			Nine Months	Nine Months
(Dollars in thousands) (Unaudited)	Q3 2009	Q3 2008	2009	2008

Mobile Industries Segment
Net sales to external customers	$327,572	$426,489	$920,384	$1,397,565
Adjusted (loss) earnings before interest and taxes (EBIT) (2)	$13,745	$8,684	$(601)	$43,387
Adjusted EBIT Margin (2)	4.2%	2.0%	-0.1%	3.1%

Process Industries Segment
Net sales to external customers	$186,392	$316,904	$616,885	$895,622
Intergroup sales	577	972	2,199	2,251

Total net sales	$186,969	$317,876	$619,084	$897,873
Adjusted earnings before interest and taxes (EBIT) (2)	$16,081	$73,296	$94,626	$180,929
Adjusted EBIT Margin (2)	8.6%	23.1%	15.3%	20.2%

Aerospace and Defense Segment
Net sales to external customers	$100,272	$104,711	$318,767	$302,208
Adjusted earnings before interest and taxes (EBIT) (2)	$19,114	$9,819	$55,955	$24,036
Adjusted EBIT Margin (2)	19.1%	9.4%	17.6%	8.0%

Total Bearings and Power Transmission Group
Net sales to external customers	$614,236	$848,104	$1,856,036	$2,595,395
Intergroup sales	577	972	2,199	2,251

Total net sales	$614,813	$849,076	$1,858,235	$2,597,646
Adjusted earnings before interest and taxes (EBIT) (2)	$48,940	$91,799	$149,980	$248,352
Adjusted EBIT Margin (2)	8.0%	10.8%	8.1%	9.6%

Steel Group
Net sales to external customers	$149,408	$488,248	$510,985	$1,347,453
Intergroup sales	8,539	48,291	30,365	133,002

Total net sales	$157,947	$536,539	$541,350	$1,480,455
Adjusted (loss) earnings before interest and taxes (EBIT) (2)	$(20,266)	$133,802	$(60,435)	$267,499
Adjusted EBIT Margin (2)	-12.8%	24.9%	-11.2%	18.1%

Unallocated corporate expense	$(10,310)	$(19,024)	$(35,802)	$(54,724)

Intergroup eliminations expense (income) (4)	$3,510	$(1,021)	$6,261	$(5,384)

Consolidated
Net sales to external customers	$763,644	$1,336,352	$2,367,021	$3,942,848
Adjusted earnings before interest and taxes (EBIT) (2)	$21,874	$205,556	$60,004	$455,743
Adjusted EBIT Margin (2)	2.9%	15.4%	2.5%	11.6%

(1)	“Adjusted” statements exclude the impact of impairment and restructuring, manufacturing rationalization/reorganization and special charges and credits for all periods shown.

(2)	EBIT is defined as operating income plus other income (expense). EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT margin on a segment basis exclude certain special items set forth above. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin best reflect the performance of the company’s business segments and EBIT disclosures are responsive to investors.

(3)	Discontinued Operations relate to the announced sale of the Needle Roller Bearings (NRB) operations to JTEKT Corporation that is projected to close in December 2009.

(4)	Intergroup eliminations represent intergroup profit or loss between the Steel Group and the Bearings and Power Transmission Group.

Reconciliation of GAAP net income attributable to the Timken Co. and EPS — diluted
This reconciliation is provided as additional relevant information about the company’s performance. Management believes adjusted net income and adjusted earnings per share are more representative of the company’s performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP net income to adjusted net income in light of special items related to impairment and restructuring and manufacturing rationalization/reorganization costs, Continued Dumping and Subsidy Offset Act (CDSOA) receipts, and gain/loss on the sale of non-strategic assets.

	Third Quarter				Nine Months
	2009		2008		2009		2008
(Dollars in thousands, except per share data) (Unaudited)	$	EPS (5)	$	EPS (5)	$	EPS (5)	$	EPS (5)
Net (loss) income attributable to The Timken Company	$(50,128)	$(0.52)	$130,413	$1.35	$(113,775)	$(1.18)	$303,821	$3.14

Pre-tax special items:
Manufacturing rationalization/reorganization expenses — cost of products sold	960	0.01	322	—	3,590	0.04	1,760	0.02
Manufacturing rationalization/reorganization expenses — SG&A	528	0.01	(370)	—	1,638	0.02	1,687	0.02
Impairment and restructuring	19,613	0.20	2,379	0.02	84,074	0.87	7,442	0.08
Special items — other income	2,587	0.03	558	0.01	608	0.01	(19,987)	(0.21)
Provision for income taxes (6)	3,129	0.03	2,467	0.03	(8,513)	(0.09)	12,146	0.13
Special items, loss from discontinued operations net of income taxes (3)	28,553	0.30	56	—	30,282	0.32	226	—

Less: net loss attributable to noncontrolling interest	(1)	—	—	—	(6,149)	(0.06)	—	—

Adjusted net (loss) income attributable to The Timken Company	$5,241	$0.05	$135,825	$1.40	$(8,245)	$(0.09)	$307,095	$3.18

(5)	EPS amounts may not sum due to rounding differences.

(6)	Provision for income taxes includes adjustments to remove the income taxes associated with pre-tax special items and the impact of discrete tax items recorded during the period(s), and to reflect one overall effective tax rate on Adjusted pre-tax income.
Reconciliation of Outlook Information
Expected earnings per diluted share for the 2009 full year excludes special items. Examples of such special items include impairment and restructuring, manufacturing rationalization/ reorganization expenses, gain/loss on the sale of non-strategic assets and payments under the CDSOA. It is not possible at this time to identify the potential amount or significance of these special items. Management cannot predict whether the company will receive any additional payments under the CDSOA in 2009 and if so, in what amount. If the company does receive any CDSOA payments, they will most likely be received in the fourth quarter.

Reconciliation of GAAP income from continuing operations and EPS — diluted.
This reconciliation is provided as additional relevant information about the company’s performance. Management believes adjusted income from continuing operations and adjusted earnings per share are more representative of the company’s performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP income from continuing operations to adjusted income from continuing operations in light of special items related to impairment and restructuring and manufacturing rationalization/reorganization costs, Continued Dumping and Subsidy Offset Act (CDSOA) receipts, and gain/loss on the sale of non-strategic assets.

	Third Quarter				Nine Months
	2009		2008		2009		2008
(Dollars in thousands, except per share data) (Unaudited)	$	EPS (5)	$	EPS (5)	$	EPS (5)	$	EPS (5)
(Loss) Income from continuing operations	$(18,901)	$(0.20)	$124,971	$1.30	$(58,740)	$(0.61)	$280,682	$2.92

Pre-tax special items:
Manufacturing rationalization/reorganization expenses — cost of products sold	960	0.01	322	—	3,590	0.04	1,760	0.02
Manufacturing rationalization/reorganization expenses — SG&A	528	0.01	(370)	—	1,638	0.02	1,687	0.02
Impairment and restructuring	19,613	0.20	2,379	0.02	84,074	0.87	7,442	0.08
Special items — other expense (income)	2,587	0.03	558	0.01	608	0.01	(19,987)	(0.21)
Provision for income taxes (7)	3,129	0.03	2,467	0.03	(8,513)	(0.09)	12,146	0.13

Adjusted income from continuing operations	$7,916	$0.08	$130,327	$1.36	$22,657	$0.24	$283,730	$2.96

(5)	EPS amounts may not sum due to rounding differences.

(7)	Provision for income taxes includes the tax effect of pre-tax special items on our effective tax rate, as well as the impact of discrete tax items recorded during the respective periods.

Reconciliation of GAAP income from continuing operations before income taxes
This reconciliation is provided as additional relevant information about the company’s performance. Management believes Consolidated adjusted earnings before interest and taxes (EBIT) and Total Bearings and Power Transmission Group adjusted EBIT are more representative of the company’s performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP Income from Continuing Operations before Income Taxes to Consolidated adjusted EBIT in light of special items related to impairment and restructuring and manufacturing rationalization/reorganization costs, Continued Dumping and Subsidy Offset Act (CDSOA) receipts, and gain/loss on the sale of non-strategic assets.

	Third Quarter		Nine Months
	2009	2008	2009	2008
(Thousands of U.S. dollars) (Unaudited)	$	$	$	$
(Loss) Income from continuing operations before income taxes	$(11,785)	$193,092	$(55,840)	$435,760

Pre-tax reconciling items:
Interest expense	10,319	11,002	27,187	33,374
Interest income	(348)	(1,427)	(1,253)	(4,293)
Manufacturing rationalization/reorganization expenses — cost of products sold	960	322	3,590	1,760
Manufacturing rationalization/reorganization expenses — SG&A	528	(370)	1,638	1,687
Impairment and restructuring	19,613	2,379	84,074	7,442
Special items — other income	2,587	558	608	(19,987)

Consolidated adjusted earnings before interest and taxes (EBIT)	$21,874	$205,556	$60,004	$455,743

Steel Group adjusted earnings (loss) before interest and taxes (EBIT)	20,266	(133,802)	60,435	(267,499)
Unallocated corporate expense	10,310	19,024	35,802	54,724
Intergroup eliminations expense	(3,510)	1,021	(6,261)	5,384

Total Bearings and Power Transmission Group adjusted earnings before interest and taxes (EBIT)	$48,940	$91,799	$149,980	$248,352

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital:

(Dollars in thousands) (Unaudited)	Sept 30, 2009	Dec. 31, 2008

Short-term debt	$331,860	$108,590
Long-term debt	469,057	515,250

Total Debt	800,917	623,840
Less: Cash and cash equivalents (8)	(631,036)	(133,383)

Net Debt	$169,881	$490,457

Shareholders’ equity	$1,590,973	$1,663,038

Ratio of Total Debt to Capital	33.5%	27.3%
Ratio of Net Debt to Capital (Leverage)	9.6%	22.8%

This reconciliation is provided as additional relevant information about The Timken Company’s financial position. Capital is defined as total debt plus shareholders’ equity.
Management believes Net Debt is more indicative of Timken’s financial position, due to the amount of cash and cash equivalents.

(8)  Cash and cash equivalents at September 30, 2009 includes restricted cash of $248.2 million to be used to redeem $250.0 million in bonds maturing on February 15, 2010.

CONDENSED CONSOLIDATED BALANCE SHEET

	Sept 30,	Dec 31,
(Dollars in thousands) (Unaudited)	2009	2008

ASSETS
Cash & cash equivalents	$382,878	$133,383
Restricted cash	248,158	—
Accounts receivable	458,393	575,915
Inventories	716,948	1,000,493
Current assets, discontinued operations	364,494	182,861
Other current assets	145,826	140,813

Total Current Assets	2,316,697	2,033,465
Property, plant & equipment	1,425,960	1,516,972
Goodwill	222,225	221,435
Non-current assets, discontinued operations	—	269,625
Other assets	493,139	494,553

Total Assets	$4,458,021	$4,536,050

LIABILITIES
Accounts payable & other liabilities	$352,558	$423,523
Short-term debt	331,860	108,590
Income taxes	5,060	27,598
Current liabilities, discontinued operations	51,530	21,512
Accrued expenses	147,848	217,090

Total Current Liabilities	888,856	798,313
Long-term debt	469,057	515,250
Accrued pension cost	779,196	823,550
Accrued postretirement benefits cost	611,743	613,045
Non-current liabilities, discontinued operations	—	30,329
Other non-current liabilities	118,196	92,525

Total Liabilities	2,867,048	2,873,012

EQUITY
Timken Company shareholders’ equity	1,572,834	1,640,244
Noncontrolling interest	18,139	22,794

Total Equity	1,590,973	1,663,038

Total Liabilities and Equity	$4,458,021	$4,536,050

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the three months ended		For the nine months ended
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
(Dollars in thousands) (Unaudited)	2009	2008	2009	2008

Cash Provided (Used)
OPERATING ACTIVITIES
Net (loss) income attributable to the Timken Company	$(50,128)	$130,413	$(113,775)	$303,821
Net loss (income) from discontinued operations	30,803	(6,539)	59,912	(26,099)
Net (loss) income attributable to noncontrolling interest	424	1,097	(4,877)	2,960

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,990	53,445	150,835	154,965
Pension and other postretirement expense	29,379	19,847	77,092	62,342
Pension and other postretirement benefit payments	(54,519)	(14,898)	(89,216)	(55,783)
Accounts receivable	(14,716)	46,545	128,359	(81,248)
Inventories	107,463	(110,497)	311,517	(213,384)
Accounts payable and accrued expenses	54,028	46,052	(169,367)	97,129
Other	(3,741)	4,271	35,291	6,064

Net Cash Provided by Operating Activities — Continuing Operations	147,983	169,736	385,771	250,767
Net Cash Provided by Operating Activities — Discontinued Operations	22,888	48,406	38,544	58,089

Net Cash Provided by Operating Activities	170,871	218,142	424,315	308,856

INVESTING ACTIVITIES
Capital expenditures	(27,663)	(55,868)	(80,953)	(176,250)
Other	1,739	5,942	7,173	34,079
Acquisitions	—	(272)	(353)	(57,178)

Net Cash Used by Investing Activities — Continuing Operations	(25,924)	(50,198)	(74,133)	(199,349)
Net Cash Used by Investing Activities — Discontinued Operations	(548)	(2,996)	(1,534)	(10,063)

Net Cash Used by Investing Activities	(26,472)	(53,194)	(75,667)	(209,412)

FINANCING ACTIVITIES
Cash dividends paid to shareholders	(8,470)	(17,374)	(34,608)	(50,083)
Net proceeds from common share activity	654	1,171	654	16,879
Net borrowings (payments) on credit facilities	205,993	(106,678)	163,634	20,462
Increase in restricted cash	(248,158)	—	(248,158)	—

Net Cash Used by Financing Activities	(49,981)	(122,881)	(118,478)	(12,742)
Effect of exchange rate changes on cash	11,374	(20,405)	19,325	(14,483)

Increase in Cash and Cash Equivalents	105,792	21,662	249,495	72,219
Cash and Cash Equivalents at Beginning of Period	277,086	93,441	133,383	42,884

Cash and Cash Equivalents at End of Period	$382,878	$115,103	$382,878	$115,103